LICENCE AGREEMENT

                    ASIAN & WESTERN CLASSICS B.V.
                               AND
                      VICTORIA CREATIONS, INC.
























T H I S   A G R E E M E N T is made                 August 1995

BETWEEN:-

(1)    ASIAN & WESTERN CLASSICS B.V. of Johannes Vermeetstraat 25,
       107 DK Amsterdam, The Netherlands (hereinafter called "Asian");
       and

(2) VICTORIA CREATIONS, INC. of 385 Fifth Avenue, New York, New York 10016, U.S.A. (hereinafter called "the Licensee")

W I T N E S S E T H  as follows:


W H E R E A S :-

(A) Asian is the owner of the famous trademark "Karl Lagerfeld" in its various forms ("the Trade Marks" as defined below) and of the goodwill and reputation associated with them and manufactures or has manufactured for it and sells under the Trade Marks a wide range of luxury goods;

(B) The Karl Lagerfeld name enjoys an international reputation as a prestige luxury brand name and a distinctive and extensive commercial and technical know-how in the marketing and sales of Karl Lagerfeld luxury goods has been established;

(C) The Licensee is well known and has been engaged under licence from Asian since 1987, in the manufacture, distribution and sale of Karl Lagerfeld branded luxury costume jewellery for women, and has made its best efforts to maintain the prestige of and the goodwill associated in the famous trademark "Karl Lagerfeld"; and

(D) Asian wishes to appoint the Licensee to exclusively manufacture, distribute and sell under the Trade Marks in accordance with the terms of this Agreement, a range of Karl Lagerfeld branded products as defined below.

IT IS AGREED as follows:

1.     DEFINITIONS:

       For the purposes of this Agreement:

       (a)    "the Commencement Date" means 1st July 1995;

       (b) "Contractual Year" shall mean the period commencing on the Commencement Date and ending on the following 30th
              June and any subsequent period of twelve months commencing on 1st July and ending on the following 30th June.
       (c)    "the Products" shall mean the products described in
              Schedule 1 hereto as shall be manufactured by the Licensee and as shall be sold under the Trade Marks with such variations and additions as Asian may in its absolute discretion make from time to time to the specifications for such Products;

       (d) "Net Sales Turnover" shall mean in the ordinary course of business to a customer at arm's length, the gross price invoiced by the Licensee, less:-

              (i)   Products returned;

              (ii) any relevant tax or duty imposed on the Licensee in respect of the Products involved;

              (iii) shipping, packaging and insurance costs, to the extent shown as a separate item on customer invoices and recovered as such from customers;

              (iv) invoices which are unpaid by reason of customers judicially determined insolvency; and,

              (v) discounts (to the extent permitted under Clause 7(f) below), rebates, credit, allowances and any other non-merchandise items stated on invoices, subject to these not exceeding fifteen per cent (15%) in total of the Net Sales Turnover in any Contractual Year.

       (e) "Technical Information" shall be designated by Asian to include any and all know-how and retail information in connection with, for example, creative and technical design, image, corporate identity, advertising, promotion and fashion shows;

       (f) "the Territory" shall mean North America excluding duty-free outlets;

       (g)    "the Trade Marks" shall mean the trade mark "Karl
              Lagerfeld", in its various forms and shall include (but not be limited to) the various registrations which have been obtained, which are pending, or which may be obtained as are relevant to the Products.

2.     MANUFACTURING GRANT:

       (a) Asian grants to the Licensee the right to exclusively manufacture the Products for sale in the Territory under the Trade Marks.

       (b) The Licensee agrees to manufacture each Contractual Year for distribution in accordance with the terms of this Agreement, at least two (2) collections of the Products; one (1) for the Spring/Summer collection and one (1) for the Autumn/Winter collection. The contents of each collection, including the number of items, will be defined by Asian or its representative, after close consultation with the Licensee and such consultation shall take particular account of technical requirements, sales forecasts and brand image, subject to the final decision on all aspects of the collections being that of Asian. All costs of manufacturing, distributing or otherwise preparing the collections shall be borne by the Licensee.

       (c) Asian agrees, in accordance with Clause 4 below, to provide or procure to the Licensee all relevant Technical
       Information necessary to enable the Licensee to manufacture the Products.

3.     DISTRIBUTION GRANT:

       (a) Asian grants to the Licensee upon the terms and conditions of this Agreement the right:-

              (i) to exclusively distribute and sell the Products under the Trade Marks in the Territory, through Karl Lagerfeld identified corners and other channels of distribution in accordance with the provisions of Clause 7 below.

                    The Licensee agrees that such other channels of distribution shall be approved by Asian (such approval not to be unreasonably withheld) with reference to their location and style and to the general requirements of the Karl Lagerfeld brand environment.

              (ii) to use the Trade Marks for the purposes of advertising and sales promotion of the Products and to refer to itself as the distributor of the Products in the Territory.

       (b) The Licensee agrees not to distribute any Products which do not bear the Trade Marks as set forth in Schedule 2 hereto, as may be varied from time to time by Asian.

       (c) Asian shall remain free in the Territory to set up Karl Lagerfeld retail shops or other outlets either directly or by way of franchise to third parties to sell other Karl
              Lagerfeld   products   with    the   Products.   In
              such circumstances, the Licensee agrees that both Asian and such third parties may, subject to the agreement of favourable terms of supply, obtain the Products from the Licensee. Asian reserves the right to sell items or objects similar to the Products in such Karl Lagerfeld retail shops or other channels of distribution, but only if the Licensee has declined an interest in supplying such items or objects or if the parties are unable to agree favourable terms of supply.

       (d) Nothing within this Agreement will restrict or prevent the sale in the Territory in Karl Lagerfeld retail shops or other outlets established under the "Karl Lagerfeld" name and Trade Marks, of French-manufactured items and products similar to the Products which were designed originally as accessories to Karl Lagerfeld branded apparel collections.

       (e) Asian shall not appoint any other licensee for the Products in the Territory during the term of this Agreement except that, for transitional purposes only, Asian may during the period of six (6) months prior to the termination hereof appoint the Licensee's successor (if any) and allow such successor to make itself known as Asian's future licensee able to do business after the termination hereof. During that six (6) month period, the Licensee's successor (if any) may also take orders for the Products for delivery after the termination hereof. Notwithstanding the foregoing, Asian shall use all reasonable efforts to ensure that both it and the new licensee will take no action which will materially impare the value of the rights granted hereunder to the Licensee during the term of this Agreement.

4.     DESIGN:

       (a) Asian shall be responsible for producing designs for all Products in accordance with such seasonal collection planning as shall be agreed between the parties from time to time.

       (b) Asian shall in a timely fashion produce or procure to the Licensee relevant Technical Information including designs in sketch form together with specifications including materials, colours, finish and quality relevant to their manufacture or presentation and any other know-how necessary to enable the Licensee to manufacture the Products. Asian will advise the Licensee of any changes in the specifications as they arise in a timely fashion so that such changes can be implemented by the Licensee in a commercially reasonable manner. Asian will provide or procure artistic and technical assistance and support to the Licensee, in relation to all technical know-how essential to the manufacture of the Products.

       (c) Nothing in this Agreement shall prevent Asian from making changes in the specifications of the Products so long as such changes are reasonably capable of implementation and have reasonable commercial value.

       (d) The Licensee may submit a reasonable number of unpublished designs of its own for the Products, together with relevant specifications including fabrics and materials, colours, finish and quality. The final approval on the content of each collection remains with Asian, or its representatives, and all designs for the collections prepared and submitted by the Licensee shall either be presented for such approval while the Licensee's personnel are visiting Asian, or its representatives, or, if submitted on other occassions, the design(s) shall be deemed to have been approved if Asian, or its representatives, have not rejected them within twenty-one (21) days of receipt.

       (e) The parties accept that it is fundamental to this Agreement that the Licensee agrees not to make a change of whatever nature in any designs produced, procured or approved by Asian, without the prior written consent of Asian, which shall not be unreasonably withheld, and that all designs produced or approved by Asian shall be the exclusive property of Asian and shall furthermore be exclusive to the Products and utilised only in association with the Products as Asian directs.

       (f) All designs forming the collections, including those submitted by the Licensee, shall be and shall remain the exclusive property of Asian, and the Licensee shall only have use of the designs in accordance with the terms of this Agreement.
5.     CREATIVE SERVICES:

       (a) Asian will provide or procure creative designs and advice on materials and the finish of the Products and will approve all sample merchandise in accordance with seasonal collection planning.

       (b) Subject to a reasonable standard and consistent with commercial practice, Asian will provide or procure the services of qualified personnel to assist the Licensee in the manufacture of the Products, including the selection of materials and accessories, in accordance with the designs supplied, procured or approved by Asian, or on its behalf, and in particular Asian or its representatives shall give the necessary advice to ensure that the Products comply with the Karl Lagerfeld brand image.


       (c) Asian will provide or procure that its qualified personnel, or those of its representatives, visit the Licensee's production premises, or those of its authorised sub-contractors, or any other location selected by the Licensee, to inspect the quality of the Products and to ensure that they correspond exactly with the approved designs. Should the Products fail to correspond with the approved designs, the Licensee shall remedy any such inconsistencies within twenty (20) days of written notice and should it fail to do so, the Products may not be sold; provided, however, that Asian will use its best endeavours to conduct such inspections in a timely manner in relation to the production schedule of the Licensee so as to allow necessary changes to be made without undue hardship to the Licensee.

       (d) In accordance with seasonal collection planning and at least once a year a representative of the Licensee will visit the Karl Lagerfeld design studio for the purposes of developing closer co-operation and the cost of this and any other visits made by the Licensee's representatives shall be borne by the Licensee. The cost of visits by Asian's representatives to the Territory, for the purposes of providing creative services and assisting it in the sale, advertising and promotion of the Products, shall be borne by Asian.
6.     STANDARDS OF QUALITY:

       The parties recognise that the maintenance of Asian's own standards of quality, design and presentation is essential in order to preserve the prestige of the Trade Marks and the goodwill and reputation associated with them and it is agreed that Asian shall have total control over the quality of the Products. The Licensee shall conform to all quality control guidelines and recommendations given by Asian in this regard from time to time. In particular the Licensee shall:-

       (a) submit a representative number of Products to Asian for approval, which shall not be unreasonably withheld, before the manufacture of any of the Products is commenced;

       (b) submit for the approval of Asian or its nominee a representative quantity of printed matter and materials, including packaging, hang-tags and price tags, catalogues and labels and display items which must conform with the relevant Technical Information which Asian will provide to or procure for the Licensee;

       (c) allow Asian and its representatives, agents or nominees at reasonable times and upon reasonable notice to visit the Licensee's premises and those of its authorised sub-contractors in order to inspect the Licensee's stock of the Products and to examine the manner in which they are manufactured and stored to ensure that these conform to Asian's standards and quality requirements; and

       (d) not distribute Products or materials specified in Clause 6(b) above which are either not approved or are defective.

7.     DISTRIBUTION:

       (a) The Licensee shall use its best efforts to maximise sales of the Products and to develop a distribution network compatible with the prestige of the Karl Lagerfeld name.

       (b) Prior to the distribution of the Products within the Territory, the Licensee shall first obtain Asian's agreement to the annual marketing plan referred to in Clause 8 below.

       (c) The parties agree to the distribution of the Products through Karl Lagerfeld identified corners and other channels of distribution which are proposed by the Licensee. In that regard the Licensee shall forward to Asian every six (6) months a list of such corners and other channels of distribution. It is agreed that the Licensee shall use its utmost efforts to ensure that such corners and other channels of distribution will materially conform with the Karl Lagerfeld brand environment and the relevant Technical Information which Asian will provide or procure. Asian reserves the right for its representatives to visit such corners and other channels of distribution in order to ensure that they do so materially conform and in the event that they do not, Asian shall require that the Licensee cease to supply such corners or channels of distribution.

       (d) Asian may at any time propose Karl Lagerfeld identified corners and outlets for the distribution of the Products which have not been proposed by the Licensee.

       (e) The Licensee will ensure that the distribution and the sale of the Products will only be in a manner which is compatible with the prestige of the Karl Lagerfeld name and is not in Asian's reasonable opinion likely to diminish the prestige of the Trade Marks and the Licensee will further ensure that all material of whatever nature relevant to the Karl Lagerfeld identity or name will be promptly removed from any corner or outlet which ceases to sell the Products.

       (f) The Licensee agrees that the Products may not be sold at discounts of fifty per cent (50%) or more under the Karl
       Lagerfeld name or the Trade Marks. Where possible any Products sold at such a discount will have any reference to the Karl Lagerfeld name or Trade Marks removed or thoroughly deleted from it or its label and shall be "re-branded".
8.     ANNUAL MARKETING PLAN:

       (a) The Licensee shall produce a detailed annual marketing plan which shall include, but not be limited to, any proposals on a change in brand positioning including general information on competitors, promotion or promotional expenditure, sales volumes, projected royalties, outlets, development of the product range, stock levels, pricing, and price range together with comparative details for the previous Contractual Year including details of total turnover and distribution and turnover as relevant to major outlets.

       (b) The annual marketing plan shall be fully discussed in good faith by the parties and shall be agreed by the parties each Contractual Year by 31st March for implementation in the following Contractual Year.

       (c) Notwithstanding the content of Clause 8(b) above, the first annual marketing plan for the first Contractual Year shall be agreed by the date of this Agreement.

9.     ROYALTY:

       (a) For and in consideration of the rights granted to the Licensee and undertakings given by Asian, the Licensee shall pay to Asian, subject to the due performance of its obligations, a royalty equal to ten per cent (10%) of the Net Sales Turnover of all Products manufactured and sold by the Licensee in any Contractual Year.

       (b) Royalties shall be payable for each Contractual Year in quarterly instalments within thirty (30) days of 30th September, 31st December, 31st March and 30th June and shall be accompanied by a detailed royalty statement which shall include details of the quantities of Products sold, the price charged, and any discount allowed, Net Sales Turnover, royalty due, and any other particulars which Asian may reasonably require.
       (c) By 15th August each Contractual Year, the Licensee shall provide Asian with a certificate from the Licensee's auditors indicating the volume and value of sales of the Products for the previous Contractual Year and that the figures contain in the royalty statements correspond with the entries in the books of the Licensee. Asian shall have the right to verify that these details are correct and in the event that a short fall in the royalties paid is verified the Licensee shall promptly pay to Asian all costs and expenses of such examination, together with the additional royalties due to Asian.

       (d) Failure by the Licensee to meet any royalty payment by its due date shall thereafter incur accrued interest at the basic bank interest rate plus three per cent (3%) per annum charged by the bank to which the Licensee makes royalty payments. Payments shall be applied first against any interest which may have accrued to the date of payment and any balance against the amount of royalty payment outstanding.

       (e) All royalty payments shall be calculated and paid by the Licensee to Asian as Asian directs, in US dollars.

       (f) All payments shall be made without any deductions except for tax which the Licensee is legally bound to withhold.

10.    ADVERTISING AND PROMOTION:

       (a) Asian shall at its option provide or procure the artwork and creative design for all media advertising, promotional material, packaging and point of sale material which shall then be the responsibility of the Licensee to place or circulate in the Territory, failing which the Licensee shall produce all such
       material, subject to Asian's prior written approval.   Should
       Asian choose to supply such material, it must be provided to the Licensee in a commercially timely fashion in order to allow the Licensee adequate time to properly place or circulate such material. The Licensee shall be responsible for organising demonstrations, fashion shows and displays at trade fairs and exhibitions subject to both Asian's reasonable approval and it conforming to the creative design or other relevant Technical Information which Asian will provide or procure.
       (b) The cost of all artwork relevant to advertising and promotion under Clause 10(d) below, shall be borne by the Licensee.

       (c) In addition, the Licensee agrees to spend in each Contractual Year a sum to be utilised in advertising. Such expenditure during the first Contractual Year of this Agreement will be an amount equal to not less than four per cent (4%) of the projected Net Sales Turnover for that first Contractual Year and thereafter during subsequent Contractual Years will be an amount equal to not less than four per cent (4%) of the Net Sales Turnover for the immediately proceeding Contractual Year. Two per cent (2%) shall be allocated to co-operative advertising and two per cent (2%) to institutional advertising.

       (d) The cost of point of sales advertising for the Territory, such as window signs, displays and window or stand decoration, and of any specific packaging which the Licensee may (subject to the prior approval of Asian) elect to use for the Products, shall be borne by the Licensee or its customers and such costs shall be included within expenditure under Clause 10(c) above, subject to point-of-sale advertising not exceeding 25% of such advertising expenditure in any Contractual Year. All such point of sale advertising shall be created by the Licensee or its customer, subject to the prior approval of Asian or its representatives, under reasonable procedures and guidelines to be agreed between the parties hereto.

       (e) The Licensee will additionally exploit opportunities for joint marketing together with retail outlets and there will be no cost to Asian for such activities, all of which are subject to Asian's approval to the extent they are not already approved as part of the Licensee's annual marketing plan.

       (f) The parties agree that the media advertising budget provided for in accordance with this clause shall be managed by the Licensee in consultation with Asian and in co-ordination with either the Licensee's in-house staff or an advertising agency approved by Asian. The parties will discuss at regular consultative meetings how the budget will be allocated to maximum effect.
11.    TRADE MARKS

       (a) Asian hereby represents and warrants that it has the full power and right to grant to the Licensee this licence to use the Trade Marks.

       (b) Asian is the owner of the Trade Marks, which include those registered in the Territory and other countries. To the extent required by Asian to assure the prestige of the Karl Lagerfeld name and the Trade Marks, Asian's policy shall continue to be, at its own expense and to the extent practicable, to maintain the Trade Marks and to demand, claim, bring suit, effect settlement or take any other action against any third party in order to terminate any infringement of Asian's rights. Asian shall be entitled to all costs or damages which may be awarded as a result of any such action or settlement.

       (c) The Licensee acknowledges that Asian is the owner of the Trade Marks appearing upon or used in relation to the Products and of the goodwill attaching thereto and that it has no rights in respect thereof except for the purposes and during the subsistence of this Agreement in accordance with the terms hereof. Any rights which the Licensee may acquire in the Trade Marks by virtue of its activities pursuant to this Agreement shall vest in and on request be assigned to Asian absolutely.

       (d) The Licensee shall not do or omit to do anything by which the goodwill and reputation associated with the Trade Marks might be diminished or jeopardised and agrees that Asian may unilaterally (and to the extent necessary is hereby authorised to act on behalf of the Licensee) cancel such registrations upon termination of this Agreement.

       (e) The Licensee undertakes at the request of Asian to enter into a registered user agreement, where applicable, in respect of any of the Trade Marks.
       (f) The Licensee shall inform Asian immediately of any infringement, unauthorised use or imitation of the Trade Marks in the Territory and any acts by third parties which may constitute unfair competition which may come to its notice and shall assist Asian at its request in pursuing any action which Asian considers appropriate. In this regard and also in respect of any cancellation or opposition actions Asian may take, the Licensee will take no action on its own account without obtaining Asian's prior written consent.

       (g) To the extent practicable, Asian may require that the Licensee shall include in all printed matter on which the Trade Marks appear a legend stating that the Trade Marks are the property of Asian.

       (h) Asian shall own the intellectual property rights in any fabric, finished Product, models or designs it produces or approves and no use may be made of such fabrics, models or designs, other than for the purposes of this Agreement, without Asian's prior written consent.

       (i) Asian agrees that it shall, during the term of this Agreement, maintain or procure that the Trade Marks are maintained in full force and effect in the Territory.

       (j) The Licensee agrees that it shall not, at any time, directly or indirectly contest the validity of the registration of the Trade Marks or their ownership by Asian, its successors and assigns.

       (k) The Licensee agrees not to use the Trade Marks as a part of its trading name and shall not use in its business any other trade or service mark so resembling the Trade Marks as to be likely to cause confusion.

       (l) The Licensee agrees not to apply the Trade Marks to any goods to which it does not have title.
12.    DURATION AND TERMINATION:

       (a) This Agreement shall come into effect on the Commencement Date and shall continue in force, unless terminated as provided below, for three (3) Contractual Years and shall therefore terminate on 30th June 1998. This
       Agreement shall therefore cover the seasons from the Autumn/Winter 1995 - 1996 season to the completion of sales for the Spring/Summer 1998 season.

       (b)    Either  party  shall  have  the  right  to  terminate  this
Agreement forthwith by            written notice to the other:

              (i) in the event that the other shall be guilty of any material breach, non-observance or non-performance of its obligations hereunder or any of them and shall not have remedied such breach, non-observance or non-performance (if it is capable of remedy) within thirty (30) days after receipt of written notice; or

              (ii) in the event that the other shall be unable to pay its debts in the ordinary course of business or enter into liquidation or have a Receiver appointed whether compulsorily or voluntarily or otherwise become subject to any applicable insolvency laws; or

              (iii) in the event that the other shall at  any  time cease to carry on a material part of its existing business or becomes subject to the direct or indirect control of any third party or group of parties other than those at present controlling it where such third party or group of parties may be reasonably deemed to be in competition with the other party to this Agreement.

       (c) Additionally, Asian may terminate this Agreement if the Licensee fails to remedy within thirty (30) days after receipt of written notice any of the following breaches of its obligations hereunder:-

              (i) the Licensee fails to pay the royalties for any Contractual Year; or

              (ii) the Licensee fails to produce an annual marketing or merchandising plan in accordance with Clause 8 of this Agreement.

              (iii) any of the circumstances referred to in Clause 18(e)
                    below persist for a period of at least three (3) calendar months.

       (d) Termination of this Agreement shall be without prejudice to any claims for damages or otherwise arising prior to termination, whether or not the cause of termination.

       (e) On notice of termination of this Agreement for any valid reason in accordance with Clause 12(b) and 12(c) above:-

              (i) the Licensee shall immediately determine, in whatever form, the use of the Trade Marks and shall promptly supply to Asian an inventory of the Products and any other materials of whatever nature bearing the Trade Marks then in stock (or in transit) and Asian shall have the option exercisable within two (2) months thereafter of purchasing all or any of such stock or materials at their wholesale prices less an appropriate allowance for deterioration, if any. Any such stock not purchased by Asian shall be disposed of in such manner as is mutually agreed between the parties;

              (ii) the Licensee agrees not to manufacture, sell or offer for sale any products (of a type and description) under or by reference to the Trade Marks or any confusingly similar mark; and

              (iii) the   Licensee   agrees  to  co-operate  with
                    Asian   in cancelling any registration for the
                    manufacturing and sale of the Products in the Territory.

       (f) On termination of this Agreement for any valid reason, Asian shall have the unrestricted rights to grant licences for the manufacture and sale of the Products in the Territory so as to maintain the goodwill and the international reputation of the Karl Lagerfeld name and the Trade Marks.

13.    ASSIGNMENT AND SUB-CONTRACTING:

       (a) The rights and obligations of the Licensee under this Agreement are entirely personal and this Agreement shall not be assigned without the prior written consent of Asian. It is, however, agreed that Asian shall not unreasonably withhold its consent to the assignment of this Agreement to a wholly-owned subsidiary of the Licensee, provided that the Licensee shall remain primarily liable for the performance thereof.

       (b) Notwithstanding the provisions of Clause 13(a) above, Asian recognise that the Licensee may from time to time wish to appoint sub-licensees or to sub-contract with third parties
       in connection with this Agreement.   The Licensee shall not
       appoint any other sub-licensees or sub-contractors without the prior consent of Asian, which if given, will be on terms consistent with this Agreement and the Licensee shall be liable for the due performance of such sub-licensees or sub-contractors under the terms of this Agreement. The appointment of such sub-licensees or sub-contractors shall be for a period no longer than the term of this Agreement and shall automatically terminate in the event of the termination of this Agreement, for whatever reason.

       (c) Asian may assign the obligations and the benefit of this Agreement to any of its associates, affiliates and subsidiaries or to any third party without the prior written consent of the Licensee, provided Asian shall remain primarily liable for the performance thereof and the value of the rights granted herein are not impaired or diminished in any way.
14.    WARRANTIES:

       (a) Except for the case provided for under Clause 14(b) below, the Licensee warrants that to the best of its knowledge the manufacture of the Products will neither infringe the copyright, registered design or other similar right of any third party nor, to the best of the Licensee's knowledge, will the sale of the Products give rise to any claims by any third party in respect of product liability or any other reason. The Licensee undertakes to indemnify Asian entirely against all costs (including reasonable legal fees), claims, actions and expenses suffered by Asian as a result of any breach by the Licensee of this warranty.

       (b) Asian warrants that to the best of its knowledge the use of the Trade Marks and designs, artwork or creative designs and other works provided or procured by Asian will not infringe the copyright, registered design, trade marks or other right of any third party in the Territory. Asian undertakes to indemnify the Licensee entirely against all costs (including reasonable legal fees), claims, expenses suffered by the Licensee as a result of any breach by Asian of this warranty.

15.    INDEMNITY:

       Save for the case provided for under Clause 14(b) above, the Licensee shall indemnify and hold Asian harmless against any loss, costs, expenses or claims including all reasonable legal expenses and costs with respect to any actions, claim or proceedings which may be instigated, issued or threatened (whether or not such actions or proceedings are successful) as a result of any acts or omissions by the Licensee or any of its agents, employees or sub-licensees in connection with its performance of it obligations under this Agreement.
16.    CONFIDENTIALITY:

       Asian has given, and during the period of this Agreement will continue to give, to the Licensee certain Technical Information and commercial information relating to the Products in order to assist the Licensee to carry out its duties hereunder. the Licensee undertakes:-

              (i)    to use such information only for that purpose;

              (ii) to keep confidential all such information as is not freely available to the public (including without limiting the generality thereof, such information as Asian may from time to time specifically designate as confidential); and

              (iii)        to ensure that its staff concerned with the
                    Products are aware of and observe the provisions of this clause, both during the subsistence of this Agreement and thereafter.

17.    GOVERNING LAW:

       This Agreement shall be governed and interpreted according to Dutch law and all disputes arising out of or in connection with this Agreement shall be settled in accordance with the rules of concilliation and arbitration of the International Chamber of Commerce by three (3) arbitrators appointed according to such rules. The arbitration shall take place in Amsterdam, The Netherlands and in the English language.

18.    MISCELLANEOUS:

       (a) Nothing in this Agreement shall be construed as establishing a partnership or joint venture between the parties and neither party shall have the authority to bind or obligate the other in any manner outside the scope of this Agreement.

       (b) No failure or delay on the part of either party in exercising its rights under this Agreement shall be construed to be a waiver by either party of any rights under this Agreement and any such waiver shall not prevent the subsequent enforcement of that right.

       (c) Any notice to be served by either party upon the other shall be deemed to have been duly given seven (7) days after being sent to the intended recipient at its last known address by recorded, or registered airmail or express courier, or one
       (1) business day (in the recipient's country) after being sent by confirmed telefax or telex, in each case followed by confirmation delivered by registered airmail or express courier.

       (d) This Agreement provides for the entire understanding of the parties and supersedes all prior agreements and understandings between the parties with regard to the transactions contemplated herein. Any modification or amendments proposed by either party shall not be binding on the other without prior written consent.

       (e) The parties hereto shall not be responsible for any loss, damage, consequential or otherwise, detention or delay caused by fire, law, regulation, civil or military authority, insurrection or riot, labour strike or wartime embargoes, tempest, act of God, shortages or by any other cause whatsoever, which is unavoidable or beyond the relevant party's reasonable control; provided, however, that any such force majeure shall not relieve the Licensee from it obligations to make payment of amounts due and owing to Asian in accordance with the terms of this Agreement.

       (f) Any part of this Agreement which is or may become illegal or unenforceable shall be severed and the rest of the Agreement shall remain in force unless the part which has to be severed requires negotiation of modified terms to restore the balance of the Agreement.

       (g) The clause headings and titles herein are for ease of reference only and shall not affect the interpretation hereof.

IN WITNESS whereof the parties have executed this Agreement the day and year first above written

SIGNED by                                SIGNED by
For and on behalf of                     For and on behalf of
ASIAN & WESTERN CLASSICS B.V.            VICTORIA CREATIONS,
INC.


/s/ J.A. Barhoon                         /S/ Patricia Stensrud
Managing Director                        President





                                             SCHEDULE 1

                                             THE PRODUCTS


The Products shall comprise of the following items:-

       Luxury costume jewellery for women





SCHEDULE 2

THE TRADE MARKS





             Signature of Karl Lagerfeld